UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): January 30, 2017

REAL GOODS SOLAR, INC.

(Exact Name of Registrant as Specified in its Charter)

Colorado	001-34044	26-1851813
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

110 16th Street, 3rd Floor, Denver, CO 80202

(Address of Principal Executive Offices, Including Zip Code)

Registrant’s telephone number, including area code: (303) 222-8300

833 West South Boulder Road, Louisville, CO 80027-2452

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

As previously reported, Real Goods Solar, Inc. (the “Company”) attended a hearing before a Nasdaq Listing Qualifications Panel (the “Panel”) on December 15, 2016 related to the Company’s previously reported non-compliance with Nasdaq’s $2,500,000 minimum shareholders’ equity requirement under Nasdaq Listing Rule 5550(b)(1). On January 26, 2017, the Company received a determination letter from the Panel, dated January 25, 2017, providing notice to the Company that it had regained compliance with Nasdaq’s minimum shareholders’ equity requirement and as such is eligible for continued listing on Nasdaq.

The Panel further indicated, however, that the Company will remain subject to a “Panel Monitor” as that term is defined under Nasdaq Listing Rule 5815(d)(4)(A), through January 15, 2018. Under the terms of the Panel Monitor, in the event the Company’s shareholders’ equity falls below the $2,500,000 threshold (or any other requirement that would ordinarily require the Company to submit a compliance plan to the Nasdaq Staff) during the monitor period and the Company does not qualify for continued listing under an alternative to the shareholders’ equity requirement, the Panel will promptly conduct a hearing with respect to the shareholders’ equity deficiency.

There can be no assurance that the Company will continue to satisfy Nasdaq’s minimum shareholders’ equity requirement or any other applicable listing requirement during the Monitoring Period or thereafter.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REAL GOODS SOLAR, INC.

By:	/s/ Alan Fine
Alan Fine
Principal Financial Officer

Date: January 30, 2017